UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 23, 2012 (March 22, 2012)

ARLINGTON ASSET INVESTMENT CORP.

(Exact name of Registrant as specified in its charter)

Virginia	54-1873198	000-50230
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)	(Commission File Number)

1001 Nineteenth Street North

Arlington, VA 22209

(Address of principal executive offices) (Zip code)

(877) 370-4413

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 22, 2012, Arlington Asset Investment Corp. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Ladenburg Thalmann & Co. Inc., as representative of the several underwriters named therein (the “Underwriters”), relating to the offer and sale of 1,755,000 shares of the Company’s Class A common stock, par value $0.01 per share (“Class A Common Stock”), at a public offering price of $23.90 per share. In addition, the Company granted the Underwriters a 30-day option to purchase up to 263,250 additional shares of Class A Common Stock to cover over-allotments, if any. Subject to customary closing conditions, the closing of the offering of 1,755,000 shares of Class A Common Stock is expected to occur on March 26, 2012.

The Underwriting Agreement contains customary representations, warranties and covenants of the Company, indemnification rights and obligations of the parties and termination provisions. Pursuant to the Underwriting Agreement, the Company agreed to indemnify the Underwriters against certain specified types of liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), to contribute to payments the Underwriters may be required to make in respect of these liabilities and to reimburse the Underwriters for certain expenses. In the ordinary course of business the Underwriters or their affiliates may in the future engage in various financing, commercial banking and investment banking services with, and provide financial advisory services to, the Company and its affiliates for which they may receive customary fees and expenses.

The shares of Class A Common Stock will be issued pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-171537) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission on January 20, 2011.

The foregoing description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and incorporated herein by reference. For a more detailed description of the Underwriting Agreement, see the disclosure under the caption “Underwriting” contained in the Company’s prospectus supplement, dated March 22, 2012, which has been filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act, which disclosure is hereby incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

Copies of the opinions of Hunton & Williams LLP with respect to the legality of the issuance and sale of Class A Common Stock in the offering and tax matters are filed herewith as Exhibits 5.1 and 8.1, respectively, and thereby automatically incorporated by reference into the Registration Statement, in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

(d)	Exhibits. The following exhibits are being filed herewith:

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of March 22, 2012, between the Company and Ladenburg Thalmann and Co. Inc., as representative of the several underwriters named therein.

5.1	Opinion of Hunton & Williams LLP regarding legality of shares.

8.1	Opinion of Hunton & Williams LLP regarding tax matters.

23.1	Consent of Hunton & Williams LLP (included in Exhibit 5.1).

23.2	Consent of Hunton & Williams LLP (included in Exhibit 8.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ARLINGTON ASSET INVESTMENT CORP.

Date: March 23, 2012	By:	/s/ Kurt R. Harrington
	Name:	Kurt R. Harrington
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of March 22, 2012, between the Company and Ladenburg Thalmann and Co. Inc., as representative of the several underwriters named therein.

5.1	Opinion of Hunton & Williams LLP regarding legality of shares.

8.1	Opinion of Hunton & Williams LLP regarding tax matters.

23.1	Consent of Hunton & Williams LLP (included in Exhibit 5.1).

23.2	Consent of Hunton & Williams LLP (included in Exhibit 8.1).